UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2014

Cole Office & Industrial REIT (CCIT II), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-187470 (1933 Act)	46-2218486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
As previously reported in a Current Report on Form 8-K filed on January 13, 2014, Cole Corporate Income Operating Partnership II, LP (“CCI II OP” or the “Borrower”), the operating partnership of Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”), entered into a secured revolving credit facility (the “Credit Facility”) on January 13, 2014 providing for up to $100.0 million of borrowings pursuant to a credit agreement, as subsequently modified (the “Credit Agreement”), with J.P. Morgan Securities, LLC, as sole lead arranger and sole bookrunner, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent, swing line lender, letter of credit issuer, syndication agent, and documentation agent, and other lending institutions that may become parties to the Credit Agreement. Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees customary for these types of facilities, the amount of the Credit Facility could be increased from $100.0 million up to a maximum of $750.0 million (the “Accordion Feature”).
On November 4, 2014, CCI II OP entered into a third modification and accordion increase agreement (the “Third Modification Agreement”) with JPMorgan Chase, as administrative agent and lender, and U.S. Bank National Association and Regions Bank as lenders, in order to add a term loan of $25.0 million, increasing the maximum principal amount of the Credit Facility to $250.0 million (the “Amended Credit Facility”). Until such time as the Borrower entered into the Amended Credit Agreement (defined below), there were no amounts available for borrowing.
On December 12, 2014, CCI II OP entered into an amended and restated credit agreement (the “Amended Credit Agreement”) with JPMorgan Chase, as administrative agent, swing line lender and letter of credit issuer, Regions Bank and U.S. Bank National Association (“U.S. Bank”) as co-syndication agents, and other lending institutions that are or may become parties to the Amended Credit Agreement (collectively with JPMorgan Chase, Regions Bank and U.S. Bank, the “Lenders”), which are not affiliated with the Company, its advisor, or their affiliates. The Amended Credit Agreement allows CCI II OP to borrow up to $200.0 million in revolving loans (the “Revolving Loans”) and includes a $200.0 million term loan (the “Term Loan”), with the maximum amount outstanding not to exceed the borrowing base (the “Borrowing Base”), calculated as (a) 65% of the aggregate value allocated to each qualified property comprising eligible collateral (as defined in the Amended Credit Agreement and collectively, the “Qualified Properties”) during the period from December 12, 2014 through June 29, 2015; (b) 62.5% of the Qualified Properties during the period from June 30, 2015 to December 30, 2015; and (c) 60.0% of the Qualified Properties from and after December 31, 2015 (the “Amended Credit Facility”). Up to 15% of the Revolving Loans may be used for issuing letters of credit and up to 10% of the Revolving Loans, not to exceed $50.0 million, may be used for issuing short term (ten day or less) advances. Subject to meeting certain conditions described in the Amended Credit Agreement and the payment of certain fees, aggregate borrowings under the Amended Credit Facility may be increased up to a maximum of $1.25 billion. The Revolving Loans mature on December 12, 2018; however, the Borrower may elect to extend the maturity dates of such loans to December 12, 2019, subject to satisfying certain conditions described in the Amended Credit Agreement. The Term Loan matures on December 12, 2019. If the Borrower does not reach $1.0 billion in total asset value prior to March 31, 2016, both the Revolving Loans and Term Loan will mature on September 30, 2017.
The Revolving Loans and Term Loan will bear interest at rates depending upon the type of loan specified by the Borrower. For a eurodollar rate loan (as defined in the Amended Credit Agreement), the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR for the interest period, as elected by the Borrower, multiplied by the Statutory Reserve Rate (as defined in the Amended Credit Agreement), plus 2.45%. For base rate committed loans (as defined in the Amended Credit Agreement), the interest rate will be a per annum amount equal to the greatest of: (i) JPMorgan Chase’s Prime Rate; (ii) the Federal Funds Effective Rate (as defined in the Amended Credit Agreement) plus 0.50%; and (iii) one-month LIBOR multiplied by the Statutory Reserve Rate plus 2.45%. The Amended Credit Agreement also includes interest rate structures should the Company convert to an unsecured revolving credit facility, or should the Company obtain an investment grade rating, subject to meeting certain conditions described in the Amended Credit Agreement.
CCI II OP paid certain fees under the Amended Credit Agreement, including arrangement and up-front fees. CCI II OP will also pay an annual administrative agent fee, as well as an annualized fee for any unused portion of the Amended Credit Facility (the “Unused Fee”). The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360-day year) that is based upon the consolidated outstanding indebtedness divided by total asset value (the “Leverage Ratio”), and ranges from 0.25% at a Leverage Ratio of 45% or less to 0.30% at a Leverage Ratio greater than 45%. CCI II OP must also pay certain fees upon the issuance of each letter of credit under the Amended Credit Agreement and a quarterly fee based on the outstanding face amount of any letters of credit issued under the Amended Credit Facility.
The Borrower has the right to prepay the outstanding amounts under the Amended Credit Facility, in whole or in part, without premium or penalty provided that: (i) prior written notice is received by the administrative agent; (ii) any prepayment of eurodollar rate loans shall be in a principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof; and (iii) any prepayment of base rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding. The Amended Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and Leverage Ratio requirements, recourse debt requirements and dividend payout requirements.
The Amended Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the occurrence of any event of default, the eurodollar rate loans and base rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured. In addition to CCI II OP breaching any of the terms of the Amended Credit Agreement or related loan documents, events of default include, but are not limited to: (1) the failure to pay any principal when due; (2) the failure to pay interest and fees within five business days after the due date; (3) the occurrence of a change of control; (4) the inability to pay debts as they become due; (5) a material inaccuracy of any representation or warranty; (6) the bankruptcy or insolvency of CCI II OP, the Company or any consolidated subsidiary providing a guaranty; (7) a violation of any financial, negative, affirmative or other covenants, subject to applicable cure periods, if any; (8) a violation of ERISA regulations; and (9) judgments against CCI II OP, the Company or any consolidated subsidiary in excess of $15.0 million or $50.0 million in aggregate that remain unsatisfied or unstayed for 60 days. If an event of default occurs and is not cured timely, the Lenders shall have no obligation to make further disbursements under the Amended Credit Facility and all outstanding loans may or shall be immediately due and payable.
As of December 12, 2014, the Borrowing Base under the Amended Credit Facility based on the underlying collateral pool for Qualified Properties was approximately $295.8 million and the amount outstanding under the Amended Credit Facility was approximately $252.8 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information pertaining to the Amended Credit Facility set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2014	COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer and Principal Accounting Officer

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